Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FORGENT POWER SOLUTIONS, INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The address of the registered office of Forgent Power Solutions, Inc. (the “Corporation”) in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company. The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board”) may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Meetings. Meetings of stockholders of the Corporation may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of meeting. The Board may, in its sole discretion, determine that any meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.12 hereof and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and transaction of such other business as may properly be brought before the annual meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held at such time and date as the Board shall determine and state in the notice of meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders of the Corporation previously scheduled by the Board.

Section 2.03 Special Meetings. Except otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may only be called in the manner provided in the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Amended and Restated Certificate of Incorporation”).

Section 2.04 Notice of Stockholder Business and Nominations; Form and Requirements of Notice.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof); (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Section 2.04(a) through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 2.04(a). For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations (the “Exchange Act”)), at an annual meeting of stockholders.

(b) Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.04(a) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, or earlier than the 120th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (which prior year’s annual meeting shall, for purposes of the Corporation’s first annual meeting of stockholders held in 2026, if any, be deemed to have occurred on December 2, 2025); provided, however, if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the Close of Business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c) Form of Notice. To be in proper written form, the notice of any stockholder of record giving notice under this Section 2.04 (each, a “Noticing Party”) must set forth:

(i) as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(A) the name, age, business address and residential address of such Proposed Nominee;

(B) the principal occupation and employment of such Proposed Nominee;

(C) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within 10 days after receiving such request);

(D) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within 10 days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any

Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Amended and Restated Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to these Bylaws; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Stockholder Associated Person (as defined below) (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s associates (as defined below) has with any Noticing Party or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(G) the date(s) of first contact between the Noticing Party or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the Corporation; and

(H) all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act (collectively, the “Proxy Rules”);

(ii) as to any other business that such Noticing Party proposes to bring before the meeting:

(A) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Amended and Restated Certificate of Incorporation or these Bylaws, the text of the proposed amendment); and

(C) all other information relating to such business that would be required to be disclosed in a proxy statement by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business or otherwise required pursuant to the Proxy Rules; and

(iii) as to such Noticing Party and each Stockholder Associated Person:

(A) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(B) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(D) a description of all agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any affiliate (as defined below) thereof or in the proposed business or nomination(s) to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any Stockholder Associated Person or (II) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

(G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(H) any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in any agreement with the Corporation, any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(I) a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.04;

(J) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D; and

(K) all other information relating to such Noticing Party or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (K) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).

(iv) a representation that such Noticing Party intends to appear or cause a Qualified Representative (as defined below) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(v) a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any current or former officer, director or affiliate of the Corporation;

(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(vii) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 2.04, the Corporation may require any Noticing Party to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (i) any item of business proposed by such Noticing Party under this Section 2.04, (ii) the solicitation of proxies from the Corporation’s stockholders by the Noticing Party (or any Stockholder Associated Person) or (iii) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within 10 days after it has been requested by the Corporation.

(e) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.04(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 2.04(e). In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 2.04(c) above, and such stockholder and any Proposed Nominee shall comply with Section 2.04(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.

(f) General.

(i) No person shall be eligible for election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 2.04 or the person is nominated by the Board, and no business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a stockholder in accordance with the procedures set forth in this Section 2.04 or by the Board. The number of Proposed Nominees a stockholder may include in a notice under this Section 2.04 may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section 2.04(b) or Section 2.04(e), as applicable. Except as otherwise provided by law, the Board or the chairman of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these Bylaws, and, if the Board or the chairman of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairman shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.04, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.04, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.04(f)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.04 and shall not extend the time period for the delivery of notice pursuant to this Section 2.04. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 2.04(f)(ii), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.04.

(iii) If any information submitted pursuant to this Section 2.04 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information may be deemed not to have been provided in accordance with this Section 2.04. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.04 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.04(c)(vii)(A)) within two business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.04 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.04 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.04.

(iv) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated

Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded, no vote on the election of such Proposed Nominee shall occur, and the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee regardless of the person or entity who solicited such proxies (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(v) In addition to complying with the foregoing provisions of this Section 2.04, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.04. Nothing in this Section 2.04 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

(vi) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.04 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(vii) For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner,” “beneficially owned” and “beneficially owns” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act and Rules 13d-3 and 13d-5 promulgated thereunder; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (F) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (II) any affiliate or associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nominations, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party) and (V) any Proposed Nominee.

Section 2.05 Notice of Meetings. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders of the Corporation and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders of the Corporation entitled to vote at the meeting, if such date is different from the record date for determining stockholders of the Corporation entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders of the Corporation entitled to notice of the meeting. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chairman of the Board or the Board, to each stockholder of the Corporation entitled to vote at such meeting as of the record date for determining the stockholders of the Corporation entitled to notice of the meeting. If mailed, notice to stockholders of the Corporation shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder of the Corporation at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

A written waiver of any notice, signed by a stockholder of the Corporation or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06 Quorum. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of at least a majority of the voting power of the issued and outstanding shares of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders of the Corporation. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, at least a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present at any meeting, it shall not be broken by the subsequent withdrawal of any stockholder of the Corporation.

Section 2.07 Voting. Except as otherwise provided by or pursuant to the provisions of the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders of the Corporation shall be entitled to one vote for each share of Class A Common Stock and Class B Common Stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders of the Corporation or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder of the Corporation may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a written revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board. Unless required by the Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. If the vote is by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of the Corporation present in person or represented by proxy and entitled to vote on the subject matter, voting as a single class, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Amended and Restated Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding anything to the contrary in these Bylaws and subject to the Amended and Restated Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.08 Chairman of Stockholder Meetings. The Chairman of the Board, if one is elected, or, in his or her absence or disability, the Chief Executive Officer (the “CEO”), or in the absence of the Chairman of the Board and the CEO, a person designated by the majority of the directors shall be the chairman of the meeting and, as such, shall preside at all meetings of the stockholders of the Corporation. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting.

Section 2.09 Secretary of Meetings. The Secretary shall act as secretary at all meetings of the stockholders of the Corporation. In the absence or disability of the Secretary, the chairman of the meeting shall appoint a person to act as secretary at such meetings.

Section 2.10 Consent of Stockholders in Lieu of Meeting. Subject to the rights of the holders of any series of Preferred Stock or as provided by the terms of the Amended and Restated Certificate of Incorporation, until the Trigger Event (as defined below), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested. From and after the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock. “Trigger Event” is defined as the date on which Investors cease to beneficially own at least 35% of the voting power of the outstanding shares of the Corporation’s common stock.

Section 2.11 Adjournment. The chairman of any meeting of stockholders of the Corporation shall have the power to adjourn the meeting from time to time, whether or not a quorum is present. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders of the Corporation holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders of the Corporation entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders of the Corporation entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders of the Corporation entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.12 Remote Communication. If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Corporation and proxyholders not physically present at a meeting of stockholders of the Corporation may, by means of remote communication:

(A) participate in a meeting of stockholders of the Corporation; and

(B) be deemed present in person and vote at a meeting of stockholders of the Corporation whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that:

(1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder of the Corporation or proxyholder;

(2) the Corporation shall implement reasonable measures to provide such stockholders of the Corporation and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders of the Corporation, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3) if any stockholder of the Corporation or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.13 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders of the Corporation, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders of the Corporation, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share, (b) determine the shares of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Powers. Except as otherwise provided in the Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not, by the DGCL or the Amended and Restated Certificate of Incorporation, directed or required to be exercised or done by the stockholders of the Corporation.

Section 3.02 Number and Term; Chairman. Subject to the Amended and Restated Certificate of Incorporation, the terms of the Stockholders Agreement, dated as of February 4, 2026 by and among the Corporation and Forgent Parent I LP, a Delaware limited partnership, Forgent Parent II LP, a Delaware limited partnership, Forgent Parent III LP, a Delaware limited partnership, and Forgent Parent IV LP, a Delaware limited partnership (the “Stockholders Agreement”) and the rights of the holders of any series of Preferred Stock with respect to the election of directors, if any, the number of directors shall be fixed exclusively by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The term of each director elected to the Board shall be as set forth in the Amended and Restated Certificate of Incorporation. Directors need not be stockholders of the Corporation. The Board shall elect a Chairman of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairman of the Board shall preside at all meetings of the Board at which he or she is present. If the Chairman of the Board is not present at a meeting of the Board, the CEO (if the CEO is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the CEO is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one of their members to preside.

Section 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board, the CEO or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04 Removal. Directors of the Corporation may be removed in the manner provided in the Amended and Restated Certificate of Incorporation and applicable law.

Section 3.05 Vacancies and Newly-Created Directorships. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and the terms of the Stockholders Agreement, any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) and newly-created Board seats resulting from any increase in the number of directors shall be filled in accordance with the Amended and Restated Certificate of Incorporation. Any director elected to fill a vacancy or newly-created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board and until such director’s successor shall be duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.06 Meetings. Regular meetings of the Board may be held at such places and times as shall be determined from time to time by the Board, either within or without the State of Delaware. Special meetings of the Board may be called by the CEO of the Corporation or the Chairman of the Board or as provided by the Amended and Restated Certificate of Incorporation, and shall be called by the CEO or the Secretary if directed by the Board, at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board. At least 24 hours before each special meeting of the Board, written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board.

Section 3.07 Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at a meeting of the Board. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08 Committees; Committee Rules. The Board may, by resolution passed by a majority of the directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The meetings of any such committee shall be held in compliance with these Bylaws. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Notwithstanding the foregoing, no committee shall have the power or authority of the Board in reference to the following matters: (a) approving or adopting, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders of the Corporation for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, (i) the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business at a meeting of the committee unless the committee shall consist of one or two members, in which event one member shall constitute a quorum and (ii) all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. In the absence of a quorum, a majority of the directors present may adjourn the meeting of the committee to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned. Except as may be provided in the Amended and Restated Certificate of Incorporation or the Stockholders Agreement, the Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any committee of the Board.

Section 3.09 Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Remote Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.11 Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.12 Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or the Board.

Section 3.13 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of at least a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.01 Offices, Duties and Terms. The officers of the Corporation shall include a CEO, a President and a Secretary, each of whom shall be elected by the Board and who shall hold office for such terms as shall be determined by the Board and until their successors are elected and qualified or until their earlier death, resignation or removal. In addition, the Board may elect one or more Vice Presidents, including one or more Executive Vice Presidents or Senior Vice Presidents, a Treasurer and such other officers as the Board from time to time may deem appropriate, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person.

Section 4.02 Officer Removal and Resignation. Any officer may be removed at any time by the Board. Any officer may resign upon notice given in writing or electronic transmission to the CEO or the Secretary, which notice would be effective upon receipt unless otherwise stated therein.

Section 4.03 Chief Executive Officer. The CEO, subject to the determination of the Board, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The CEO may also serve as Chairman of the Board or as President, if so elected by the Board. If the Board has not elected a Chairman of the Board or in the absence or inability to act as the Chairman of the Board, the CEO shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, but only if the CEO is a director of the Corporation. The CEO shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

Section 4.04 President. The President of the Corporation shall, subject to the powers of the Board, the Chairman of the Board and the CEO, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the CEO, the Board or as may be provided in these Bylaws. Unless otherwise determined by the Board, the CEO shall be the President of the Corporation.

Section 4.05 Vice Presidents. Each Vice President, if any are appointed, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the CEO or the Board.

Section 4.06 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the CEO or the Board.

Section 4.07 Secretary. The Secretary shall give requisite notice of all meetings of the stockholders of the Corporation and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such further powers and perform such other duties as prescribed from time to time by these Bylaws, the CEO or the Board.

Section 4.08 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board or its designees selected for such purposes. Subject to Section 7.02 of these Bylaws, all checks or other orders for the payment of money shall be signed by the CEO, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

Section 4.09 Contracts and Other Documents. The CEO and the Secretary, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority in the premises by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts and any and all other documents requiring execution by the Corporation.

Section 4.10 Ownership of Stock of Another Corporation. Unless otherwise directed by the Board, the CEO, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.11 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform such officer’s duties, the Board may delegate to another officer such powers or duties.

ARTICLE V

STOCK

Section 5.01 Shares With Certificates. The shares of stock of the Corporation shall be represented solely in book-entry form as uncertified shares; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (a) the Chairman of the Board or the President or a Vice President and (b) the Treasurer or the Secretary, certifying the number and class of shares of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.02 Shares Without Certificates. If the Board chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issuance or transfer of shares without certificates, send the stockholder of the Corporation a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided, however, that the use of such system by the Corporation is permitted by applicable law.

Section 5.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Amended and Restated Certificate of Incorporation and in these Bylaws, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

Section 5.05 List of Stockholders Entitled To Vote. The Corporation shall prepare and make, at least 10 days before every meeting of stockholders of the Corporation, a complete list of the stockholders of the Corporation entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders of the Corporation entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders of the Corporation entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder of the Corporation and the number of shares registered in the name of each such stockholder. Nothing in this Section 5.05 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder of the Corporation, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network (provided, however, that the information required to gain access to such list is provided with the notice of meeting) or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 5.06 Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders of the Corporation entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders of the Corporation entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders of the Corporation entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders of the Corporation entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders of the Corporation for any such purpose shall be at the Close of Business on the day on which the Board adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, in order that the Corporation may determine the stockholders of the Corporation entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Subject to the provisions of the Amended and Restated Certificate of Incorporation, any stockholder of record seeking to have the stockholders of the Corporation authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date, which notice shall include the text of any proposed resolution. If no record date for determining stockholders of the Corporation entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (a) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law and (b) if prior action by the Board is required by law, the record date for such purpose shall be at the Close of Business on the day on which the Board adopts the resolution taking such prior action.

Section 5.07 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, if permitted, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.03 hereof with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 6.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.01 hereof, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VI (which shall be governed by Section 6.03 hereof) (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 6.01 and 6.02 hereof or otherwise.

Section 6.03 Right of Indemnitee to Bring Suit. If a claim under Section 6.01 or 6.02 hereof is not paid in full by the Corporation within (a) 60 days after a written claim for indemnification has been received by the Corporation or (b) 20 days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 6.04 Indemnification Not Exclusive.

(A) The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VI, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VI, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders of the Corporation or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(B) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of all expenses judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Amended and Restated Certificate of Incorporation or these Bylaws (or any other agreement between the Corporation and such persons) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VI, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any indemnitee shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the indemnitee may collect as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 6.04(B), entitled to enforce this Section 6.04(B).

For purposes of this Section 6.04(B), the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or Amended and Restated Certificate of Incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 6.05 Corporate Obligations; Reliance. The rights granted pursuant to the provisions of this Article VI shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation and such persons in acting in their capacities as officers or directors of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article VI without giving notice thereof to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.06 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Contracts. The Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 7.02. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 7.03 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.04 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer.

Section 7.05 Offices. The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices within or outside the State of Delaware. The books and records of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.

Section 7.06 Fiscal Year. The fiscal year of the Corporation shall end each year on June 30th of that year, or such other day as the Board may designate.

Section 7.07 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.08 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 7.09 Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE VIII

AMENDMENTS

Section 8.01 Amendments. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in the Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, from and after the Trigger Event, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% in voting power of all then-outstanding shares of Common Stock of the Corporation entitled to vote thereon, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith. No Bylaw hereafter legally altered, amended or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been altered, amended or repealed.

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